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                                 EXHIBIT 10.62

                      AMENDED AND RESTATED REVOLVING NOTE
   RELATING TO THE SOUTHTRUST BANK N.A. $7,900,000 REVOLVING LINE OF CREDIT
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                      Amended and Restated Revolving Note

$7,900,000.00                                              December 15/th/, 2000

     FOR VALUE RECEIVED, the undersigned WELLS REIT, LLC - VA I, a Georgia limited liability company (hereinafter referred to as "Borrower"), promises to pay to the order of SOUTHTRUST BANK, an Alabama banking corporation (as successor by conversion to SouthTrust Bank, National Association, a national banking association) (hereinafter referred to as "Lender"), the principal sum of Seven Million Nine Hundred Thousand and No/100 Dollars ($7,900,000.00), or so much thereof as may have been advanced to Borrower from time to time hereunder in accordance with, and subject to the conditions of, that certain Amended and Restated Loan Agreement of even date herewith between Borrower and Lender (as the same might hereafter be amended, extended, supplemented, or restated, the "Loan Agreement"), together with interest and other charges as provided herein.

     1. Purpose of Note; Incorporation of Loan Agreement. This "Note" amends, renews, decreases, restates, and reinstates that certain Promissory Note dated December 29, 1999, payable by Borrower to the order of Lender in the principal amount of $9,280,000.00 (the "Original Note"). This Note is the "Note" referred to in, and is issued pursuant to the Loan Agreement. The principal of this Note will be disbursed to Borrower in a series of advances in accordance with, and subject to the conditions of the Loan Agreement. This Note is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), and all of the terms, covenants, and conditions of the Loan Agreement are hereby made a part of this Note and are deemed incorporated herein in full.

     2. Definitions. Capitalized terms used, but not defined, shall have the meanings assigned to them in the Loan Agreement. As used in this Note, the following terms shall have the following meanings:

          "Adjusted LIBOR" shall mean the quotient of (i) the "London Interbank Offered Rate (LIBOR)" at which U.S. Dollar deposits for a maturity comparable to the Interest Period are offered to Lender in immediately available funds in the London Interbank Market, as quoted in the Money Rates section of The Wall Street Journal as effective for contracts entered into on the first day of the applicable Interest Period, divided by (ii) 1.00 minus any applicable Reserve Requirement for such Interest Period required by Regulation D (expressed as a decimal).

          "Applicable Spread" shall mean one and seventy-five hundredths percent (1.75%).

          "Base Rate" shall mean the per annum rate of interest periodically designated and announced to the public by Lender as its "Base Rate". The Base Rate is not necessarily the lowest rate charged by Lender.

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This Note amends, renews, decreases, and restates that certain Promissory Note dated December 29, 1999, payable by Borrower to the order of Lender in the principal amount of $9,280,000.00 (the "Original Note"). The appropriate recording tax of $18,560.00 was paid as required by law with respect to the Original Note. Accordingly, no additional recording tax is due with respect to this Note.

          "Business Day" shall mean a day which is not a public holiday and on which banks in Atlanta, Georgia, are customarily open for business.

                                    Amended and Restated Revolving Note - Page 1
                                    Wells REIT, LLC - VA I (ABB Office Building)
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          "Default Rate" shall mean a per annum rate of interest equal to two percentage points (2%) in excess of the rate of interest otherwise applicable hereunder on the date the Default Rate takes effect.

          "Eurodollar Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 0.0625%) equal to the Adjusted LIBOR plus the Applicable Spread, which rate shall not fluctuate during each Interest Period.

          "Interest Period" shall mean each successive period of one
     (1) Month following the date of this Note, provided that (i) no Interest Period may extend beyond the maturity of this Note, and
     (ii) if any such Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period beyond the maturity of this Note, in which event such Interest Period shall end on the immediately preceding Business Day.

          "Loan Term" shall mean the period commencing on the date of this Note and ending on the Maturity Date.

          "Month" shall mean (i) with respect to the initial Interest Period under this Note, the interval commencing on the date of this Note and ending on the day before the first Monthly Payment Date, inclusive, and (ii) with respect to each subsequent Interest Period, the interval commencing on a Monthly Payment Date and ending on the day before the next Monthly Payment Date, inclusive.

          "Monthly Payment Date" shall mean the tenth (10th) of each calendar month during the term of this Note.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Reserve Requirement" shall mean with respect to any Interest Period, the weighted average during such Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal, and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the Interest Period), if any, that is imposed under Regulation D and that is applicable to the class of banks of which Lender is a member on "eurocurrency liabilities," as that term is defined in Regulation D. Lender acknowledges that, as of the date hereof, the Reserve Requirement is zero, provided that the Reserve Requirement may increase from time to time during the term of this Note.


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     3.   Payment Terms.

     (a) Commencing on January 10, 2001, and on each Monthly Payment Date thereafter until June 10, 2002 (the "Maturity Date"), Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of this Note. On the Maturity Date, Borrower shall pay to Lender the entire outstanding principal balance of this Note, together with all accrued interest thereon.

     (b) All payments shall be applied, at Lender's option, first to any fees, expenses, or other costs that Borrower is obligated to pay under this Note or the other Loan Documents, second to interest due on this Note, and third to the outstanding principal of this Note. All payments, fees, charges, and other sums due hereunder shall be remitted to Lender at the following address:

                    SouthTrust Bank
                    P. O. Box 830776
                    Birmingham, Alabama 35283-0776
                    Attn: McCracken Loan Servicing

or at such other address as Lender or any subsequent holder of this Note may from time to time designate in writing. All principal, interest, and other charges payable under this Note shall be paid in lawful money of the United States of America.

     (c) Borrower will pay to Lender a late charge equal to five percent (5%) of the amount of any payment that is not received by Lender within ten (10) days after the date such payment is due under the terms of this Note. In no case will any such late charge be less than $0.50 or more than the maximum amount allowed by applicable law. Collection or acceptance by Lender of such late charge will not constitute a waiver of any rights or remedies of Lender provided in this Note or in any other Loan Document. The late charge provided for herein represents a fair and reasonable estimate by Borrower and Lender of a fair average compensation for the loss that might be sustained by Lender due to the failure of Borrower to make timely payments hereunder, the parties recognizing that the damages caused by such extra administrative expenses and loss of the use of funds is impracticable or extremely difficult to ascertain or estimate.

     4.   Interest Rate.

     (1) The principal of this Note outstanding from time to time shall bear interest at the Eurodollar Rate, which rate shall not fluctuate during each applicable Interest Period. As of the commencement of each Interest Period following the initial Interest Period, the rate of interest on this Note shall increase or decrease to reflect change in the Eurodollar Rate from the Interest Period just ended.

     (2) Notwithstanding anything to the contrary herein, if at any time during the Loan Term Lender determines, in accordance with reasonable and ordinary commercial standards, that its acquisition of funds in the London Interbank Market would be in violation of any law, regulation, guideline, or order, Lender may so notify Borrower in writing or by telephone, and upon the giving of such notice, this Note will immediately cease bearing interest at the Eurodollar Rate as provided above, and the outstanding principal of this Note shall thereupon commence to bear interest at the variable


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                                    Wells REIT, LLC - VA I (ABB Office Building)
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per annum rate equal to the Base Rate; provided that if, as of the last day on which interest on this Note accrues at the Eurodollar Rate, the Base Rate is lower or higher than the Eurodollar Rate in effect on this Note on such date, then a spread shall be added to or subtracted from Base Rate in an amount equal to the difference between the Base Rate and the Eurodollar Rate in effect on this Note (the "Base Rate Spread"), and principal of this Note shall thereafter bear interest at the variable rate equal to the Base Rate Spread plus the Base Rate. For example, if on such day the Eurodollar Rate is 6.75% and the Base Rate is 6.25%, then the Base Rate Spread shall be 0.50%. If on such day the Base Rate is 7.50%, then the Base Rate Spread shall be -0.75%. At all times while this Note bears interest at a rate determined by using the Base Rate as a reference, such rate shall be adjusted to reflect changes in the Base Rate, with such adjustments being effective of the date that the Base Rate changes. Notwithstanding the fact that Lender has based the interest rate applicable hereunder upon Lender's cost of funds in the London Interbank Market, Lender shall not be required actually to obtain funds from such source at any time.

     (3) Upon the occurrence of any Event of Default hereunder, the principal amount of this Note shall automatically, without notice to or demand upon Borrower, bear interest at the Default Rate. Borrower agrees that the Default Rate represents a fair and reasonable estimate by Borrower and Lender of a fair average compensation for the risk of loss that Lender will experience due to the occurrence of an Event of Default and for the cost and expenses that might be incurred by Lender by reason of the occurrence of an Event of Default, with the parties agreeing that the damages caused by such increased risk and extra cost and expenses are impracticable or extremely difficult to ascertain or estimate. The payment by Borrower of interest at the Default Rate will not prejudice the rights of Lender to collect any other amounts required to be paid by Borrower hereunder or under any of the other Loan Documents.

     (4) All interest on the principal of this Note, whether calculated using the Eurodollar Rate, the Fixed Rate, the Base Rate, or the Default Rate as a reference, shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     5. Prepayment. Borrower may prepay the outstanding principal of this Note, or any part thereof, at any time and from time to time. Partial prepayments will be applied to principal installments coming due under this Note in their inverse order of maturity. Borrower may reborrow, repay, and reborrow up to a principal amount outstanding not exceeding the amount of this Note so long as no Event of Default (as defined in the Loan Agreement) exists.

     6. Collection Costs. Lender shall be entitled to recover all costs of collecting, securing, or attempting to collect or secure this Note, or defending any action seeking the avoidance or rescission of any payment of or security for this Note, including, without limitation,


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court costs and reasonable attorneys' fees actually incurred, including attorneys' fees on any appeal by either Borrower or Lender.

     7. Fees. In consideration of the extension of credit evidenced hereby, a fee of one eighth (1/8th) of one percent (1%) of each advance made under the Loan shall be due and payable at the time Lender makes such advance.

     8. Events of Default. The occurrence or existence of an Event of Default pursuant to, and as defined in, the Loan Agreement, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note or any other sum due hereunder on the due date thereof, which failure continues beyond any cure period and notice requirement set forth in the Loan Agreement, shall constitute an event of default under this Note (an "Event of Default"). Lender, at its option, upon or at any time after the occurrence of an Event of Default, may (i) declare the then outstanding principal amount of this Note, together with all accrued interest thereon and all other agreed or permitted charges owing by Borrower hereunder, to be, and the same will thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives, and (ii) pursue all rights and remedies available under the Loan Documents and at law or in equity. All rights and remedies of Lender under the terms of this Note and the other Loan Documents and applicable statutes or rules of law will be cumulative and may be exercised successively or concurrently.

     9. Usury. It is the intent of Borrower and Lender in the execution of this Note and all other Loan Documents to contract in strict compliance with the usury laws governing the loan evidenced by this Note. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws governing the loan evidenced by the Note. Borrower or any guarantor (including Guarantor), endorser, or other party now or hereafter becoming liable for the payment of the Note shall never be liable for unearned interest on the Note and shall never be required to pay interest on the Note at a rate in excess of the maximum interest that may be lawfully charged under the laws governing the loan evidenced by the Note, and the provisions of this paragraph shall control over all other provisions of the Note and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event any holder of the Note shall collect monies that are deemed to constitute interest and that would otherwise increase the effective interest rate on the Note to a rate in excess of that permitted to be charged by the laws governing the loan evidenced by the Note, all such sums deemed to constitute interest in excess of the legal rate shall be applied to the unpaid principal balance of the Note and if in excess of such balance, shall be immediately returned to the Borrower upon such determination. All sums paid or agreed to be paid for the use, forbearance or detention of money payable under this Note shall, to the extent allowed by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note.

     10. Time of Essence. Time is of the essence with respect to this Note and the performance of all obligations contained herein.

     11. Waiver. Borrower, and all guarantors (including Guarantor), endorsers, and sureties of this Note, hereby waives, to the fullest extent permitted by applicable law, all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof, demand, presentment, protest, notice of dishonor, notice of non-payment, diligence in collection, and all other

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                                    Wells REIT, LLC - VA I (ABB Office Building)
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requirements necessary to charge or hold the Borrower liable on any obligations hereunder, and any further receipt for or acknowledgment of any collateral now or hereafter deposited by Borrower as security for the obligations hereunder.

     12. Binding Effect. Lender will not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under this Note or the other Loan Documents, and no waiver of any kind will be valid unless in writing and signed by Lender. The provisions of this Note will be construed without regard to the party responsible for the drafting and preparation hereof. Any provision in this Note that might be unenforceable or invalid under any law will be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. This Note and the obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns and will inure to the benefit of Lender and its successors and assigns, including any subsequent holder of this Note. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute, or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     13. Document Protocols. This Note is governed by the Document Protocols set forth in Article Nine of the Loan Agreement, which are incorporated by reference into this Note as if fully set forth herein.

     IN WITNESS WHEREOF, Borrower has executed this Note, or has caused this Note to be executed by its duly authorized representative, on the day and year first above written, with the intention that this Note to take effect as an instrument under seal.

                                    WELLS REIT, LLC - VA I, a Georgia limited liability company

                                    By:  Wells Real Estate Investment
                                    Trust, Inc.,
                                         a Maryland corporation
                                         Its Sole Manager

                                         By: /s/ Douglas P. Williams
                                            ------------------------------------
                                         Name: Douglas P. Williams
                                              ----------------------------------
                                         Title: Executive Vice President
                                               ---------------------------------

                                                          [Affix corporate seal]


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                                    Wells REIT, LLC - VA I (ABB Office Building)